Exhibit 11

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "The Funds' Independent Accountants/Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 8 to Registration Statement Number 33-62174 (Form N-1A) of our report dated April 22, 1997, on the financial statements and financial highlights of Legg Mason Investors Trust, Inc., for the year ended March 31, 1997, included in the 1997 Annual Report to Shareholders.



                                                         /s/ Ernst & Young LLP



Baltimore, Maryland
July 28, 1997